                                                                     Exhibit 4.1

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

     SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of April 14,
                                         ---------
2000, by and among Grace Development Inc. d/b/a Avana Communications, Inc., a Colorado corporation (the "Company"), and the purchasers set forth on the
                           -------
signature pages hereto (the "Purchasers").
                             ----------


                             PRELIMINARY STATEMENT
                             ---------------------

     The Company desires to obtain funds by issuing to the Purchasers the following securities: (i) 12% Senior Secured Convertible Promissory Notes in the principal amount of up to $15,275,000 (ii) up to 7,200,000 shares of Common Stock of the Company (the "Sale Shares") and (iii) Warrants to purchase an
                           -----------
aggregate of up to 14,300,000 shares (subject to adjustment as provided in the Warrants) of Common Stock of the Company at an exercise price of either $1.00 per share or $1.50 per share as described more fully in this Agreement (the Convertible Notes, the Sale Shares and the Warrants are collectively referred to herein as the "Securities"), and the Purchasers desire to purchase or have the
               ----------
option to purchase such Securities, subject to the terms and conditions set forth in this Agreement.

     ACCORDINGLY, in consideration of the preceding preliminary statement and the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto, intending to be legally bound, now agree as follows:

                             STATEMENT OF AGREEMENT
                             ----------------------

     ARTICLE 1.  CERTAIN DEFINITIONS.
                 -------------------

     "Affiliate" of any specified Person means any other Person which directly
      ---------
or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agreement" means this Securities Purchase Agreement, by and among the
      ---------
Company and the Purchasers, as such may be amended, supplemented, restated or otherwise modified from time to time.

     "Bankruptcy Law" means Title 11, United States Code or any similar federal
      --------------
or state law for the relief of debtors.

     "Business Day" means any day that is not a Saturday or Sunday or, as the
      ------------
context requires, (i) a day on which the applicable stock exchange or market is required or permitted to be closed, or (ii) a day on which banks are required or permitted to be closed in New York, New York.

     "Closing" and "Closing Date" have the meanings given to such terms in
      -------       ------------
Section 2.1 of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Collateral" shall have the meaning given to such term in Section 2 of the
      ----------
Pledge Agreement.

     "Common Stock" means the common stock, no par value per share, of the
      ------------
Company.

     "Company" has the meaning given to such term in the preamble of this
      -------
Agreement.

     "Conversion Price" means $1.00 per share of Common Stock in the case of
      ----------------
Notes issued at the First, Second or Third Closings and $1.50 per share of Common Stock for Notes issued at the Fourth Closing, as adjusted if and as appropriate pursuant to the provisions of Article 9.

     "Distribution Event" means any insolvency, bankruptcy, receivership,
      ------------------
liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to the Company or its property, or any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy.

     "Documents" means this Agreement, the Notes, the Warrants, the
      ---------
Registration Rights Agreement, the Guarantee Agreement, the Pledge Agreement and the Finders Agreement, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

     "Equity Interests" means, with respect to any Person, any and all
      ----------------
shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interests in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exchangeable for any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "Event of Default" has the meaning given to such term in Section 8.1 of
      ----------------
this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

     "Holder" and "Holders" both mean, as the context requires, the holder or
      ------       -------
holders of the Notes from time to time under the terms of this Agreement and the other Documents. As of the Closing Date, the Purchasers are the only Holders.

     "Indebtedness" means (i) all indebtedness for money borrowed or
      ------------
evidenced by notes, bonds, debentures or similar evidences of indebtedness, (ii) all indebtedness under leases that are or should be capitalized under generally accepted accounting principles, (iii) all contingent obligations including guarantees of indebtedness of others, and (iv) indebtedness representing the deferred and unpaid purchase price of goods or services.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
      ----
lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

     "Majority Holders" means the Holder(s) of a majority in aggregate principal
      ----------------
amount of Notes then outstanding.

     "Material Adverse Effect" shall mean any material and adverse effect on:
      -----------------------
(a) the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Company and the Subsidiaries on a consolidated basis and (b) the ability of the Company and the Subsidiaries to perform their respective obligations under each of the Documents to which they are parties.

     "NASD" means the National Association of Securities Dealers, Inc., or any
      ----
successor thereto.

     "Note" means the 12% Senior Secured Convertible Promissory Notes to be made
      ----
by the Company payable to the Purchasers in the form attached hereto as Exhibit
                                                                        -------
A, such Notes being in the aggregate original principal amount of up to
-
$15,275,000, together with all amendments and supplements thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

     "Permitted Liens" means, without duplication, (i) Liens in favor of
      ---------------
the Holders, (ii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided,
                                                                      --------
however, that any reserve or other appropriate provision as shall be required in
-------
conformity with GAAP shall have been made therefor, (iii) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business (whether contractual, statutory or constitutional in nature) and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings with appropriate reserves, (iv) pledges or deposits made in the ordinary course of business in connection with (a) leases, performance bonds and similar obligations, (b) workers' compensation, unemployment insurance and other social security legislation, or (c) securing the performance of surety bonds and appeal bonds required (1) in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or a Subsidiary thereof or (2) in connection with judgments that do not give rise to an Event of Default, (iv) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary in connection therewith, (v) Liens securing capital lease obligations permitted to be incurred under this Agreement, provided, however, that such Lien
                                               --------  -------
does not extend to any property other than that subject to the underlying lease,
(vi) Liens pursuant to leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and which are made on customary and usual terms applicable to similar properties and do not extend to any property of the Company or a Subsidiary other than the personal property located on such real property, (vii) Liens resulting from the deposit of funds or government securities in trust for the purpose of decreasing or defeasing Indebtedness of the Company and its Subsidiaries as may be permitted hereunder, (viii) setoff, chargeback and other rights of depository and collecting banks and other regulated financial institutions with respect to money or instruments of the Company or its Subsidiaries on deposit with or in the possession of such institutions, and (ix) judgment or attachment Liens not giving rise to an Event of Default.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Purchase Price" means the amounts set forth on Schedule 2.1.
      --------------                                 ------------

     "Purchasers" has the meaning given to such term in the preamble of this
      ----------
Agreement.

     "Registration Rights Agreement" means a registration rights agreement by
      -----------------------------
and among the Company and the Purchasers in the form attached hereto as

Exhibit C, as amended, supplemented, restated or otherwise modified from time to
---------
time.

     "Sale and Lease-Back Transaction" means any arrangement with any Person
      -------------------------------
providing for the leasing by the Company or any Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold, conveyed or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

     "SEC" means the Securities and Exchange Commission of the United States of
      ---
America or any successor to the rights and duties thereof.

     "Securities" means the Notes, the Sale Shares and the Warrants.
      ----------

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
successor U.S. Federal statute, and all rules and regulations thereunder.

     "Subsidiaries" means all entities at least 50% of the outstanding Equity
      ------------
Interests of which are held by the Company or another direct or indirect Subsidiary of the Company.

     "Subsidiary Guarantors" means the Subsidiaries of the Company parties to
      ---------------------
the Guarantee Agreement attached hereto as Exhibit D.
                                           ---------

     "TIA" means the Trust Indenture Act of 1939, as amended, or any successor
      ---
U.S. Federal statute, and all rules and regulations thereunder.

     "Warrant" and "Warrants" both mean, as the context requires, the stock
      -------       --------
purchase warrants to be issued by the Company to the Purchasers in the form attached hereto as Exhibit B, together with all amendments and supplements
                   ---------
thereto, all substitutions and replacements therefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers thereof from time to time.

     ARTICLE 2.  ISSUANCE OF SECURITIES.
                 ----------------------

          Section 2.1  Sale and Purchase of Securities. Upon the terms and
                       -------------------------------
subject to the conditions herein contained, and in reliance on the covenants and agreements of the Company contained herein, the Purchasers are purchasing from the Company at the First Closing, and the Company is selling to the Purchasers, Notes in the form of Exhibit A and Warrants in the form of Exhibit B in exchange
                     ---------                             ---------
for payment by wire transfer by the Purchasers of the amounts set forth beside each Purchaser's name on Schedule 2.1, and the Sale Shares in exchange for
                         -------------
payment, by wire transfer by the Purchaser in the amounts set forth beside each Purchaser's name on Schedule 2.1. Acquisition of the Securities at the Second,
                    ------------
Third or Fourth Closing shall occur only at the election of the Purchasers to consummate such Closing by written notice to the Company at least five days prior to the date of such closing and the Purchasers may acquire such Securities in such proportions as they may agree. In the event the Company prepays any of the Notes, the Purchasers may reallocate the principal amount of Notes and number of shares of Common Stock acquired at a subsequent Closing in their sole discretion, subject to the limitations that in no event shall the aggregate principal amount of outstanding Notes represent in excess of 100% of the purchase price of outstanding Securities prior to consummation of the Second Closing, 85.7% of the purchase price of outstanding Securities prior to consummation of the Third Closing, 79.7% of the purchase price of outstanding Securities prior to consummation of the Fourth Closing and 76.4% of the purchase price of outstanding Securities after consummation of the Fourth Closing. The number of shares of Common Stock issuable at any Closing or upon conversion of the Notes or exercise of the Warrants and the conversion or exercise price thereof shall be appropriately adjusted for stock splits, stock dividends and other recapitalizations after the date of this Agreement as described herein and in the Warrants.

          Section 2.2 Collateral and Ranking. As security for the repayment of
                      ----------------------
Notes, the Company shall grant to the Purchasers liens and security interests on, in and to the collateral (the "Collateral") as set forth in the Notes. The Notes shall be senior to any future Subordinated Indebtedness of the Company.

          Section 2.3  Closings.
                       --------

          (a) The first closing contemplated by this Agreement (the "First
                                                                     -----
Closing") shall take place at the New York offices of Akin, Gump, Strauss, Hauer
-------
& Feld, L.L.P., at noon New York time on April 14, 2000 or on such other date or at such other time or place as the issuance of the Securities and the payment of the Purchase Price therefor shall actually occur (the "First Closing Date"). At
                                                       ------------------
the First Closing, the Company will deliver to the Purchasers the Sale

Shares, the Notes and the Warrants subscribed for by the Purchasers, each registered in the name of the Purchasers, against payment of the Purchase Price therefor. At the First Closing, the Purchase Price shall be paid by wire transfer.

          (b) The second, third and fourth closings (respectively, the
"Second Closing," "Third Closing," and "Fourth Closing" and, collectively with
 --------------    -------------        --------------
the First Closing, the "Closings" and each a "Closing"), shall, at the election
                        --------              -------
of the Purchasers, occur at noon New York time, on the four month, eight month and one year anniversaries of the First Closing Date, respectively (or if any such date is not a Business Day, the first Business Day occurring after such date) at the New York offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. or on such other date or at such other time or place as the parties shall mutually agree (each, a "Closing Date" and, collectively, the "Closing Dates"). The
                ------------                          -------------
election of the Purchasers not to consummate a Closing after the First Closing shall not in any way alter the rights of the Purchasers to elect to consummate any subsequent Closing. At each Closing that occurs in accordance with the terms of this Agreement, the Company will deliver to the Purchasers the Sale Shares, the Notes and the Warrants subscribed for by the Purchasers, each registered in the name of the Purchasers, against payment of the Purchase Price therefor.

          Section 2.4  Placement Fee. The Company shall pay to One Up
                       -------------
Ventures a placement fee equal to 7.7% of the purchase price of the Securities issued by the Company pursuant to this Agreement. Such payment shall be made in the form of shares of Common Stock pursuant to the provisions of the Finders Agreement attached hereto as Exhibit G (the "Finders Agreement") and shall be
                             ---------      -------------------
subject to the terms of the Finders Agreement. The Company hereby indemnifies the Purchasers against such fees and all other fees payable to any broker, agent, finder or investment banker.

          Section 2.5  Transaction Fee. At the First Closing, the Company shall
                       ---------------
issue to the Purchasers an aggregate of 3,000,000 shares of Common Stock as a transaction fee in the proportions set forth in Schedule 2.1.
                                                ------------

     ARTICLE 3.  PURCHASERS' REPRESENTATIONS AND WARRANTIES.
                 ------------------------------------------

     The Purchasers hereby represent and warrant to the Company as follows as of the date hereof and as of each Closing Date:

          Section 3.1  Organization and Powers. Each Purchaser is, if a
                       -----------------------
partnership or corporation, (i) duly organized, validly existing and in good standing under the laws of the State of its formation, and (ii) has the power and authority to execute, deliver and perform the Documents to which it is a party.

          Section 3.2  Authorization. The execution, delivery and performance by
                       -------------
the Purchaser of the Documents to which it is a party (i) have been duly authorized by the Purchaser by all requisite action necessary to be taken by it,
(ii) will not violate and has not violated in such a way as to have a Material Adverse Effect (A) any provision of law, statute, rule or regulation, (B) any applicable judgment, writ, injunction, decree or other order of any governmental authority, or (C) the articles of incorporation or bylaws of the Purchaser, or any material agreement to which the Purchaser is a party, and (iii) will not be or result in, and has not caused, a conflict with, a breach of or (with notice or lapse of time or both) a default under any material agreement to which the Purchaser is a party.

          Section 3.3  Validity and Binding Nature. The Documents to which each
                       ---------------------------
Purchaser is a party have been duly executed and delivered by such Purchaser and each is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting the enforcement of creditors' rights generally).

          Section 3.4  Acquisition for Investment. Each Purchaser is acquiring
                       --------------------------
the Securities (and all securities into which the Securities are convertible or exercisable) solely for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and such Purchaser does not have a present intention or plan to effect any distribution of the Securities (or such other securities). Notwithstanding anything in this Section to the contrary, the disposition of each Purchaser's property shall be at all times within the control of such Purchaser and subject to the rights of such Purchaser to dispose of all or any of the Securities (or such other securities) pursuant to an effective registration statement under the Securities Act or an exception available under the Securities Act.

          Section 3.5  Accredited Investor; Sophistication. Each Purchaser is an
                       -----------------------------------
"accredited investor" within the meaning of Rule 501 under the Securities Act and is able to bear the economic risk of this investment in the Securities, at the present time, is able to afford a complete loss of such investment and has no present need for liquidity with respect to such investment. Each Purchaser has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of the prospective investment in the Securities.

          Section 3.6  No General Solicitation. To each Purchaser's knowledge,
                       -----------------------
the Securities were not offered to such Purchaser by means of general solicitations, publicly disseminated advertisements or sales literature.

          Section 3.7  Address. The true and correct address of the Purchasers'
                       -------
principal place of business is as set forth on Schedule 2.1. If applicable, each
                                               ------------
Purchaser has supplied its federal tax identification number to the Company. Each Purchaser has no present intention of moving its principal place of business to any other state or jurisdiction.

          Section 3.8  No Brokers.  The Purchasers have not employed any broker,
                       ----------
agent, finder or investment banker in connection with any transaction contemplated by the Documents.

          Section 3.9  Economic Risk.  Each Purchaser is aware that the business
                       -------------
of the Company involves significant and material economic variables and risks that could adversely affect its investment in the Securities.

          Section 3.10  No Prospectus or Offering Circular.  Each Purchaser
                        ----------------------------------
understands that no prospectus, offering circular or other offering statement containing information with respect to the Company and the Securities or with respect to the Company's business is being issued and each Purchaser has made its own inquiry and analysis with respect to the Company, the Securities, the Company's business and other material factors affecting the investment in the Securities.

          Section 3.11  Access to Information; Independent Investigation.  Each
                        ------------------------------------------------
Purchaser acknowledges that it has either been supplied with or has had access to information to which a reasonable investor would attach significance in making investment decisions and each Purchaser has had the opportunity to ask questions of, and receive answers from, knowledgeable individuals concerning the Company, its business and the Securities so that as a reasonable investor, each Purchaser has been able to make an informed decision to purchase the Securities. In determining to proceed with this investment, each Purchaser has relied solely upon the results of its own independent investigation with respect to the Securities, the Company and its business and upon the representations and statements of the Company set forth in the Documents. Such representations and statements by the Company constitute the sole and exclusive representations, warranties, covenants and statements of the Company and its officers, directors, shareholders and other affiliates to each Purchaser in connection with this investment, and each Purchaser understands, acknowledges and agrees that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement are specifically disclaimed by the Company.

          Section 3.12  Private Placement of Unregistered Securities.  Each
                        --------------------------------------------
Purchaser understands that the Securities (a) are not being registered (or, with respect to state securities or "Blue Sky" laws, otherwise qualified for sale) under the Securities Act or under the securities or "Blue Sky" laws and regulations of any state including, without limitation, Section 10-5-5 of the Georgia Securities Act of 1973, in reliance upon exemptions from registration,
(b) will not be traded in any securities market, (c) will not be readily marketable and (d) cannot be sold, transferred or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities or "Blue Sky" laws or pursuant to an exemption from such registration which is available at the time of desired sale, and will bear a legend to that effect.

          Section 3.13  Restrictions on Transfer of Securities.  Each Purchaser
                        --------------------------------------
acknowledges and agrees that it may not, directly or indirectly, sell, assign, pledge, give, subject to lien or security interest or otherwise dispose of or encumber any of the Securities except in compliance with applicable securities laws and the terms of the Securities.

          Section 3.14  Risk Factors.  Each Purchaser has considered the
                        ------------
following risks, among others, in making this investment:

          (a) There are a number of companies that currently compete with the Company. Many of these companies have far greater capital, marketing and other resources than the Company. Furthermore, there can be no assurance that these or other companies or firms will not develop new or enhanced products that are more effective than any that have been or may be developed by the Company.

          (b) The markets for telecommunications equipment and services are subject to rapid technological change. As more technologically advanced platforms for such products emerge, the Company may be required to alter the design, production and delivery of is products and services in a way in which it is incapable of doing.

          (c) The Company's targeted customers may not accept the Company as an alternative provider of local telecommunications products and related services. On the other hand, general acceptance of such a system may encourage competition by companies or firms with greater resources to develop, sell and service their products and service offerings.

     ARTICLE 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES.
                 ----------------------------------------

     The Company hereby represents and warrants to the Purchasers as follows as of the date hereof and as of each Closing Date:

          Section 4.1  Organization and Powers. Each of the Company and its
                       -----------------------
subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is duly qualified to conduct business in each jurisdiction where such qualification is necessary, except where the failure to be so qualified would not have a Material Adverse Effect and (iv) has the power and authority to execute, deliver and perform the Documents to which it is a party.

          Section 4.2  Authorization. The execution, delivery and performance by
                       -------------
the Company of the Documents to which it is a party (i) have been duly authorized by the Company by all requisite action necessary to be taken by it,
(ii) will not violate and has not violated in such a way as to have a Material Adverse Effect (A) any provision of law, statute, rule or regulation, (B) any applicable judgment, writ, injunction, decree or other order of any governmental authority, or (C) the articles of incorporation or bylaws of the Company, or any material agreement to which the Company is a party, and (iii) will not be or result in, and has not caused, a conflict with, a breach of or (with notice or lapse of time or both) a default under any material agreement to which the Company is a party.

          Section 4.3  Validity and Binding Nature. This Agreement has been duly
                       ---------------------------
executed and delivered by the Company and is, and each of the other Documents, when executed and delivered by the Company will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting the enforcement of creditors' rights generally).

          Section 4.4  Consents, Licenses, Filings, Etc. Except as required
                       ---------------------------------
under the Securities Act and applicable state securities laws, no action, consent or approval of, license or permit from, or registration or filing with, or any other action by any governmental authority or any other Person was or is required in connection with the execution, delivery and performance by the Company of the Documents.

          Section 4.5  No Brokers. Other than One Up Ventures (whose fee shall
                       ----------
be paid by the Company in accordance with the terms of the Finders Agreement), the Company has not employed any broker, agent, finder or investment banker in connection with any transaction contemplated by the Documents.

          Section 4.6  Capitalization. The capitalization of the Company as of
                       --------------
the date of this Agreement, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Note and the Warrant) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be initially reserved for issuance upon exercise of the Note and the Warrant ("Note Shares" and "Warrant Shares",
                                       -----------       --------------
respectively) is set forth on Schedule 4.6 attached hereto. All of such
                              ------------
outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 4.6, no
                                                              ------------
shares of capital stock of the Company (including the Note Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company. Except as disclosed in Schedule 4.6 or in the
                                                        ------------
SEC Documents (as defined herein), as of the date of this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. The Company has furnished to the undersigned true and correct copies of the Company's Articles of Incorporation as currently in effect ("Articles of Incorporation"), and the Company's Bylaws as currently in effect (the "Bylaws"). The Company has set forth on Schedule 4.6 or as a part
                                                       ------------
of the SEC Documents all instruments and agreements (other than the Articles of Incorporation and Bylaws) governing securities convertible into or exercisable or exchangeable for Common Stock (and the Company shall provide to the undersigned copies thereof upon the request of the undersigned). Except as disclosed in Schedule 4.6, the SEC Documents or this Agreement, (x) the Company
             ------------
has no indebtedness for borrowed money and no agreement providing for indebtedness for borrowed money, (y) the Company has no share purchase agreements, rights plans or agreements containing similar provisions and no agreements containing anti-dilution provisions, and (z) no anti-dilution provisions which have, individually or in the aggregate, any dilutive effect on the undersigned's investment are triggered as a result of any of the transactions contemplated hereby, including conversion of the Note or exercise of the Warrant. The Company has no Subsidiaries, except as provided on Schedule
                                                                       --------
4.6. All such Subsidiaries included on Schedule 4.6 are 100% owned by the
---                                    ------------
Company. Except as provided on Schedule 4.6, the Company has no investments,
                               ------------
either debt or equity, in any other entity.

          Section 4.7  Issuance of Shares. The Sale Shares and the Common Stock
                       ------------------
issuable upon conversion of the Notes or exercise of the Warrants have been duly authorized and when issued in accordance with the terms of the Documents shall be validly issued, fully paid and non-assessable.

          Section 4.8  SEC Documents; Financial Statements. The Company's common
                       -----------------------------------
stock is registered under Section 12 of the Exchange Act and has been so registered since September 28, 1999. Except as disclosed on Schedule 4.8A, since
                                                            -------------
September 28, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after such date prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, together with the draft Form 10-K for the fiscal year ended December 31, 1999 attached hereto as Schedule 4.8B (the "Draft
                                                       -------------       -----
10-K") being hereinafter referred to herein as the "SEC Documents"). The Company
----                                                -------------
has delivered to the Purchaser true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, or the Draft 10-K contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited statements to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          Section 4.9  Compliance with Laws.  The business and operations of the
                       --------------------
Company and the Subsidiaries have been and are being conducted in compliance with all applicable state and local laws, ordinances, rules, regulations and orders except those laws, ordinances, rules, regulations and orders the failure with which to comply would not, in the aggregate, have a Material Adverse Effect.

          Section 4.10  Absence of Certain Changes or Events.  Except as
                        ------------------------------------
contemplated by this Agreement or as set forth on Schedule 4.10 or in the SEC
                                                  -------------
Documents, since December 31, 1999 to the date hereof, there has not been (a) any change having a Material Adverse Effect; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect; (c) any entry by the Company or any of the Subsidiaries into any commitment or transaction material to the Company or any of the Subsidiaries which is not in the ordinary course of business; (d) any change by the Company or any of the Subsidiaries in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; or (e) any declarations, payment or setting aside for payment of any dividends.

          Section 4.11  Certain Liabilities.  Except as reflected in the
                        -------------------
Company's financial statements included in filings with the Securities and Exchange Commission (the "Commission") and as set forth on Schedule 4.11, the
                          ----------                       -------------
Company and the Subsidiaries have no material liabilities, absolute, accrued, contingent or otherwise and whether due or to become due, and whether known or unknown. Since December 31, 1999 to the date hereof, the Company and the Subsidiaries have not incurred any such material liabilities (whether or not required by generally accepted accounting principles to be disclosed on a corporate balance sheet or the notes thereto and whether known or unknown) except liabilities incurred in the ordinary course of business, liabilities which are fully covered by insurance and liabilities which are not reasonably likely to have a Material Adverse Effect.

          Section 4.12  Contracts.  Listed in the exhibits to SEC Documents and
                        ---------
on Schedule 4.12 or Schedule 4.6 are all material contracts of the Company and
   -------------    ------------
the Subsidiaries. Neither the Company nor any of the Subsidiaries is in default under any such contract, understanding, commitment and agreement which default would have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has waived any right under any such contract, understanding, commitment and agreement so as to cause a Material Adverse Effect. All such contracts, understandings, commitments and agreements are valid and enforceable by the Company and the Subsidiaries subject to any restrictions under applicable bankruptcy, insolvency, reorganization or other laws and judicial decisions of general application relating to or affecting the enforcement of creditors' rights generally or by general equitable principles. Neither the Company nor any of the Subsidiaries is a party to or otherwise bound by the provisions of a collective bargaining agreement.

          Section 4.13  Litigation.  Except as set forth on Schedule 4.13, there
                        ----------                          -------------
are no actions, suits, government investigations, or legal, administrative, arbitration or other proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries, nor is the Company or any of the Subsidiaries or their respective properties subject to any order, judgment, injunction or decree, except for (i) matters that involve claims fully covered by insurance or for which the Company has provided adequate reserves on its balance sheet as of December 31, 1999, or (ii) matters that, in the aggregate, would not have any Material Adverse Effect.

          Section 4.14  Title to Property.  The Company and the Subsidiaries
                        -----------------
have good and, in the case of real property, marketable title to all of their respective material properties (except for property sold or otherwise disposed of in the ordinary course of business) free of any Liens, except for (i) Liens disclosed in the Company's financial statements included in filings with the Commission, (ii) statutory liens not yet delinquent, (iii) Permitted Liens and
(iv) Liens that do not have a Material Adverse Effect.

          Section 4.15  Tax Returns and Audits. The Company and the Subsidiaries
                        ----------------------
have duly filed all income, franchise and other federal, state and local tax returns, notices and reports which they individually or collectively have been or are required to file except where the failure to file such returns would not have a Material Adverse Effect. The provisions for federal, state and local taxes reflected in the financial statements included in the SEC Documents, as they relate to the Company, are adequate to cover the liabilities of the Company for such taxes with respect to the periods then ended and for all prior periods.

          Section 4.16  Employee Benefit Plans.
                        ----------------------

          (a) "Employee Plans" shall be defined to include all employee welfare benefit plans (as defined in Section 3(1) of ERISA), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all bonus, stock option, stock purchase, benefit, profit sharing, savings, vacation, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of the Company or the Subsidiaries which the Company or the Subsidiaries contribute to or maintain.

          (b) All Employee Plans and their related trusts have been and are maintained in material compliance with applicable requirements of ERISA, the Code and all other federal and state statutes and regulations relating to employee benefit plans.

          (c) Neither the Company, nor any Subsidiary, nor the administrator of any Employee Plan has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to an Employee Plan which could subject the Company or the administrator of any Employee Plan to the tax on, or any other penalty or sanction with respect to, prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code except for any such penalty or sanction that would not have a Material Adverse Effect.

          (d) No Employee Plan which is subject to Section 412 of the Code has had a material "accumulated funding deficiency" (as such term is defined in Section 412 of the Code), whether or not waived, as of the last day of the most recent plan year, and no material unsatisfied liability (other than for premiums) to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred with respect to any Employee Plan by the Company or the Subsidiaries. No Employee Plan to which this Subsection 4.16(d) applies would have a material accumulated funding deficiency or would subject the Company or the Subsidiaries to any liability to the PBGC if such Employee Plan were to be terminated as of the Closing Date.

          (e) Except as a result of the transactions contemplated herein, neither the Company nor any of the Subsidiaries knows or has any reasonable grounds to know of any event threatened or about to occur which would constitute a "reportable event" (as that term is defined in Section 4043(b) of ERISA) with respect to any Employee Plan, but excluding any event for which reporting has been waived by regulation, and, except as provided on Schedule 4.16, to the
                                                      -------------
knowledge of the Company, no notice of termination has been filed by the plan administrator of any Employee Plan pursuant to Section 4041 of ERISA or has been issued by the PBGC pursuant to Section 4042 of ERISA with respect to any Employee Plan.

          (f) Except as provided on Schedule 4.16, each Employee Plan intended
                                    -------------
to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the appropriate District Director of the Internal Revenue Service. No such Employee Plan has lost its qualified status and, to the best knowledge of the Company and the Subsidiaries, there are no facts which would adversely affect the qualified status of any Employee Plan.

          (g) There is no pending or, to the knowledge of the Company, threatened legal action, proceeding or investigation against or involving any Employee Plan, and, to the knowledge of the Company and the Subsidiaries, there is no basis for any such legal action, proceeding or investigation. Neither the Company nor any of the Subsidiaries is in default in performing any of their contractual obligations with respect to any Employee Plan.

          (h) The Company does not maintain a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (i) Except as provided on Schedule 4.16, neither the Company nor any
                                    -------------
of the Subsidiaries has any material liability with respect to any "employee benefit plan," as defined in Section 3(3) of ERISA, currently or formerly maintained by the Company.

          Section 4.17  Intellectual Property.  Except as set forth on Schedule
                        ---------------------                          --------
4.17 (which schedule shall include correspondence involving the dispute on the
----
"WebWizard" name), each of the Company and its Subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as previously described in the SEC Documents except where the failure to own or possess such rights would not have a Material Adverse Effect. Neither the Company nor any Subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decisions, ruling or finding, would have a Material Adverse Effect.

          Section 4.18  Registration Rights.  Neither the Company nor any of the
                        -------------------
Subsidiaries has agreed to register under the Securities Act any of its authorized or outstanding securities except pursuant to this Agreement or as set forth in Schedule 4.18 or in the SEC Documents.
         -------------

          Section 4.19  Full Disclosure.  No representation or warranty by the
                        ---------------
Company and the Subsidiaries in the Documents and no information contained in any of the Schedules and Exhibits hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made and information contained herein or therein, in light of the circumstances under which they were made, not misleading.

     ARTICLE 5.  PURCHASERS' CONDITIONS TO CLOSING.
                 ---------------------------------

     Each Purchaser's obligation to purchase and pay for Securities at a Closing is subject to the fulfillment to such Purchaser's satisfaction, on or before the applicable Closing Date, of each of the following conditions:

          Section 5.1  Expiration Date. The First Closing Date shall have
                       ---------------
occurred on or before April 14, 2000.

          Section 5.2  Securities. Each Purchaser shall have received the
                       ----------
Securities required to be delivered by the Company to such Purchaser on such Closing Date pursuant to Article 2 of this Agreement, each duly executed and delivered by the Company.

          Section 5.3  Registration Rights Agreement. Each Purchaser shall have
                       -----------------------------
received the Registration Rights Agreement, duly executed and delivered by the Company.

          Section 5.4  Subsidiary Guarantee. Each Purchaser shall have received
                       --------------------
the Guarantee Agreement, a form of which is attached hereto as Exhibit D, duly
                                                               ---------
executed and delivered by the Subsidiary Guarantors.

          Section 5.5  Representations and Warranties; Covenants; Events of
                       ----------------------------------------------------
Default. (i) The representations and warranties of the Company contained in this
-------
Agreement and the other Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on the Closing Date, except to the extent of any changes caused by the transactions herein contemplated or disclosed in documents filed with the SEC at least six days prior to such Closing Date or otherwise disclosed in writing to Purchasers, (ii) the Company shall not be in material breach of any covenant contained in the Documents,
(iii) no Event of Default shall have occurred and be continuing, and (iv) the Company shall have delivered to each Purchaser an officer's certificate to the effect of clauses (i), (ii) and (iii) and to the effect that all of the conditions to such Purchaser's obligation to purchase Securities at such Closing have been fulfilled as of such Closing Date.

          Section 5.6  Transactions Permitted by Applicable Laws. The Closing
                       -----------------------------------------
and the other transactions contemplated by this Agreement shall not violate any applicable law or governmental regulation or result in a violation of any order of any court or governmental body applicable to the Purchasers or the Company or the Subsidiaries and shall not subject the Purchasers or the Company to any tax, penalty or liability.

          Section 5.7  No Adverse Action or Decision. There shall be no action,
                       -----------------------------
suit, investigation or proceeding pending, or, to the best of the Purchasers' knowledge, threatened against or affecting the Purchasers or the Company or any of their respective properties that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the Closing or the other transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

          Section 5.8  Approvals and Consents. The Company shall have duly
                       ----------------------
received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of, and shall have made all filings and effected all registrations and qualifications with, all federal, state and local governmental authorities and other Persons (including, to the extent applicable, the Company's shareholders) necessary for the consummation of such Closing and the other transactions contemplated by this Agreement, and all such matters shall be in full force and effect as of such Closing Date and in a form reasonably satisfactory to Purchasers. The Company shall have received waivers in a form reasonably acceptable to Purchasers under any contracts that require payments to third parties as a result of the consummation of the transactions contemplated hereby.

          Section 5.9  Proceedings. All corporate and other proceedings to be
                       -----------
taken by the Company and the Subsidiaries in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchaser.

          Section 5.10  Legal Opinion. The Purchasers shall have received on the
                        -------------
Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Purchasers and counsel for the Purchasers, of Hunton & Williams, counsel for the Company and the Subsidiaries, substantially in the form of Exhibit E.
        ---------

          Section 5.11  Lien Documents. At Closing and thereafter as the
                        --------------
Purchasers deem necessary in their sole discretion, the Company shall execute and deliver, or have executed and delivered, to the Purchasers (all in form and substance satisfactory to the Purchasers in their sole discretion):

          (a) Pledge Agreement substantially in the form of Exhibit F;
                                                            ---------

          (b) Guarantee Agreement substantially in the form of Exhibit D;
                                                               ---------

          (c) UCC-1 financing statements pursuant to the Uniform Commercial Code in effect in the jurisdiction(s) in which the Company operates, which the Purchasers may file in any jurisdiction where any Collateral is or may be located and in any other jurisdiction that the Purchasers deem appropriate; provided that a carbon, photographic, or other reproduction or other copy of the
--------
Securities Purchase Agreement or of a financing statement is sufficient as and may be filed in lieu of a financing statement; and

          (d) any other agreements, documents, instruments, and writings reasonably deemed necessary by the Purchasers or as any Purchaser may otherwise request from time to time in its reasonable discretion to evidence, perfect, or protect the Purchasers' lien on and security interest in the Collateral required pursuant to the Note and this Agreement.

          Section 5.12  Second, Third and Fourth Closings. In the case of the
                        ---------------------------------
Second, Third and Fourth Closings, the Purchasers shall have delivered notice to the Company of the Purchasers' intent to consummate such Closing pursuant to
Section 2.1.
-----------

     ARTICLE 6.  COMPANY'S CONDITIONS TO CLOSING.
                 -------------------------------

     The obligation of the Company to issue and sell Securities to the Purchasers is subject to the fulfillment to the satisfaction of the Company, on or before each Closing Date, of each of the following conditions:

          Section 6.1   Purchase Price. The Company shall have received payment
                        --------------
in full of the Purchase Price for the Securities acquired on such Closing Date.

          Section 6.2   Representations and Warranties; Covenants. (i) The
                        -----------------------------------------
representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on and as of such Closing Date with the same effect as though such representations and warranties had been made on such Closing Date, except to the extent of any changes caused by the transactions herein contemplated, and (ii) the Purchasers shall not be in material breach of any covenant contained in the Documents.

          Section 6.3   No Adverse Action or Decision. There shall be no action,
                        -----------------------------
suit, investigation or proceeding pending, or, to the best of the Company's knowledge, threatened against or affecting the Purchasers or the Company or any of their respective properties before any court, arbitrator or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the Closing or the other transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

     ARTICLE 7.  COVENANTS.
                 ---------

     The Company hereby covenants and agrees with the Purchasers and the Majority Holders that, so long as the principal of or interest on any Note shall be unpaid:

          Section 7.1   Certain Restrictions. While any Notes remain
                        --------------------
outstanding, without the prior written consent of the Majority Holders, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (a)    Indebtedness. Create or suffer to exist any direct, indirect,
                 ------------
fixed, or that of contingent liability for, or incur, any Indebtedness with an effective cash interest rate higher than the Notes or with a maturity date on or before that of the Notes other than the maturity date of existing Indebtedness as of the date of this Agreement and other than (i) operating leases for equipment other than telecommunications equipment not in excess of $100,000 at any one time outstanding, (ii) operating leases for telecommunications equipment or other capital leases entered into in the ordinary course of business with unaffiliated third parties, (iii) Indebtedness of entities acquired by the Company existing at the time of acquisition and (iv) current liabilities incurred in the ordinary course of business.

          (b)    Liens. In any way pledge, hypothecate, or grant a Lien on any
                 -----
of the assets of the Subsidiary Guarantors to any Person, except the Permitted Liens or transfer any of the assets of the Subsidiary Guarantors to any other Subsidiary of the Company except in the ordinary course of business.

          (c)    Sale of Assets. Sell, lease, or otherwise dispose of all or any
                 --------------
material part of its assets except sales of inventory or other sales in the ordinary course of business.

          (d)    Liquidation, Merger and Consolidation. (i) Alter its corporate,
                 -------------------------------------
capital or legal structure in a manner in any way adverse to the Purchasers or dissolve or liquidate, or merge or consolidate with any Person other than (a) a merger of the Company and a Person that is organized in a jurisdiction within the United States in which the Company is the surviving corporation and such merger will not result in an Event of Default or otherwise adversely affect the Purchasers or (b) in connection with a reincorporation of the Company that does not in any way adversely affect the Purchasers, or (ii) acquire all or any substantial portion of the property, assets, or stock of, or interest in, any Person (an "Acquisition") unless the stock of such Person is pledged to Purchasers hereunder and such Person guarantees the obligations of the Company under the Notes.

          (e)    Dividends, Etc. Declare or pay any dividend on any class of the
                 --------------
capital stock of the Company now or hereafter outstanding, make any distribution of cash or property to holders of any shares of such stock, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of capital stock of the Company now or hereafter outstanding.

          (f)    Sale and Issuance of Subsidiary Interests. Issue, transfer,
                 -----------------------------------------
convey, sell, lease or otherwise dispose of any Equity Interests of any Subsidiary to any Person other than another Subsidiary that is a party to the Guarantee Agreement.

          (g)    Sale and Lease-Back Transactions. Enter into any Sale and
                 --------------------------------
Lease-Back transaction unless the consideration received in such Sale and Lease-Back transaction is at least equal to the fair market value of the property sold as determined in good faith by the Company's Board of Directors.

          (h)    No Restrictions on Subsidiary Distributions to Company or Other
                 ---------------------------------------------------------------
Subsidiaries. Permit any of its Subsidiaries to create or otherwise cause or
------------
suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by the Company or any other Subsidiary of the Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other Subsidiary of Company, (iii) make loans or advances to the Company or any other Subsidiary or
(iv) transfer any of its property or assets to the Company or any other Subsidiary.

          (i)    Business. Engage, directly or through other Persons, in any
                 --------
business other than the business now carried on, and other businesses directly related thereto.

          (j)    Loans, Advances and Investments. Make any loans or advances to,
                 -------------------------------
make investments in, or purchase stock or other securities or evidences of Indebtedness of, or interests in, any Person, except (i) direct obligations of the United States or any agency thereof, (ii) commercial paper issued by corporations rated not less than A-1 or P-1 by a nationally recognized rating agency, (iii) certificates of deposit issued by, and demand deposit accounts with, any United States commercial bank that are fully insured by the Federal Deposit Insurance Corporation, (iv) loans made in the ordinary course of business and (v) in connection with an Acquisition.

          (k)    Certain Transactions. Enter into, or be a party to, any
                 --------------------
transaction with, or pay any management fee or other fees or compensation to, any Affiliate or stockholder of the Company, except (i) any tax sharing agreement with any Subsidiary and (ii) in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are fully disclosed to the Purchasers and are no less favorable to the Company than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of the Company.

          (l)    Utilize Equity Line. Utilize its equity line pursuant to which
                 -------------------
it issues additional capital stock or any similar financing facility unless Purchasers elect not to consummate a Closing hereunder.

          (m)    Further Assurances. Promptly (and in any event within 10 days
                 ------------------
after the First Closing) provide such additional information and execute such additional instruments and documents as the Purchasers may reasonably request in connection with the transactions contemplated hereby, including without limitation documents and instruments perfecting the security interest of the Purchasers in the Collateral. In addition, the Company shall use its best efforts to cause Hunton & Williams to deliver any opinions set forth in Exhibit E which Hunton & Williams does not deliver on the First Closing Date.

          Section 7.2   Compliance with Law; Maintenance of Properties. The
                        ----------------------------------------------
Company will do or cause to be done all things necessary (i) to preserve and keep in full force and effect at all times the Company's and the Subsidiaries' existence, and all rights, licenses and franchises that are material to its business, except that the Company may merge or consolidate any wholly owned Subsidiaries with another wholly owned Subsidiary that is a party to the Guarantee Agreement, (ii) to comply with and cause the Subsidiaries to comply with all applicable laws, and all applicable rules, regulations and orders issued by any governmental authority, noncompliance with which could have a Material Adverse Effect, and (iii) to preserve all material property, in the Board of Directors' good faith judgment, useful in the conduct of the Company's and the Subsidiaries' business and keep the same in reasonably good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          Section 7.3   Performance of Liabilities. The Company will and will
                        --------------------------
cause the Subsidiaries to (i) duly pay and discharge all Indebtedness in such manner as shall be necessary in order to prevent the occurrence of an Event of Default under Section 8.1(d) hereof, and (ii) duly pay and discharge all taxes before the same shall become in default unless such taxes are being contested by the Company in good faith, and all lawful claims for labor, materials and supplies that have become due and payable which taxes and other claims, if unpaid, might become a Lien upon any of its properties if the loss of such properties could have a Material Adverse Effect.

          Section 7.4   Inspection. The Company will and will cause the
                        ----------
Subsidiaries to permit, upon written request therefor, any duly authorized representative of the Majority Holders to visit and inspect any of the properties of the Company or any of its Subsidiaries, examine its books of record and accounts and take copies and extracts therefrom, and conduct audits of such books of record and accounts, all at such times and as often as the Majority Holders may reasonably request upon 24 hours notice.

          Section 7.5   Reporting Requirements. To the extent not publicly
                        ----------------------
available, the Company shall furnish to the Holders the following:

          (a)    Defaults. As soon as possible and in any event within 3 days
                 --------
after obtaining knowledge of the occurrence of any Event of Default or a condition or event that, after notice or lapse of time or both, would constitute an Event of Default, a statement of an appropriate officer of the Company setting forth details of such Event of Default and the action that the Company has taken or proposes to take with respect thereto.

          (b)    Financial Statements. As soon as available, and in any event
                 --------------------
(i) within 90 days following the end of each fiscal year of the Company and the Subsidiaries, a copy of the annual audit report for such fiscal year for the Company and the Subsidiaries, including therein the balance sheet of the Company and each Subsidiary, as of the end of such fiscal year and related statements of income, shareholders' equity and cash flows for such fiscal year; (ii) within 45 days following the end of each quarter of the Company and the Subsidiaries, a copy of the quarterly financial reports for such quarter for the Company and the Subsidiaries; (iii) within 15 days following the end of each month, a monthly financial report of the Company and the Subsidiaries, including a monthly balance sheet and profit and loss statement with a comparison to budget; and
(iv) within 10 days of their becoming available, all reports or other publicly available information that the Company shall make available to its securityholders including, without limitation, all reports, financial statements and proxy or information statements filed by the Company with the SEC or any national securities exchange.

          (c)    Information Provided to Others. At the time provided to the
                 ------------------------------
SEC, any shareholder or any other holder of Indebtedness, all balance sheets, statements of income, shareholders' equity and cash flows and other financial and operational reports and statements provided to such other holder of Indebtedness.

          (d)    Litigation. Notification in writing, promptly upon the
                 ----------
Company's learning thereof, but in no event later than 10 days after learning thereof, of any litigation involving an amount in controversy exceeding $50,000 whether or not the claim is considered by the Company to be covered by insurance.

          (e)    Budget. As soon as available and upon request, and in any event
                 ------
within 30 days prior to the end of each fiscal year, the Company's budget for the next succeeding fiscal year. The Company will also promptly provide the Purchasers with any updates of such budget.

          Section 7.6   First Refusal on Future Financing.  Until such time as a
                        ---------------------------------
registration statement has become effective covering at least 50% of the Registrable Securities (as defined in the Registration Rights Agreement), the Purchasers shall be given a reasonable right of first refusal on any future financings of the Company other than underwritten offerings of Common Stock with an anticipated public offering price in excess of $3.00 per share in the case of public offerings on or before December 31, 2000 and $5.00 per share thereafter (as such per share amounts are adjusted for stock splits, stock dividends and other recapitalizations after the date of this Agreement). The Purchasers shall use reasonable best efforts to respond to any such rights within 48 hours of notice thereof by the Company, but in any event Purchasers shall respond within four Business Days.

          Section 7.7   Obtain NASDAQ Listing. The Company shall use its
                        ---------------------
reasonable best efforts to list its Common Stock on NASDAQ and to maintain such listing.

          Section 7.8   Board Observer Rights.  The Company shall give notice to
                        ---------------------
the Purchasers of all meetings of the Board of Directors and Committees thereof and permit a representative of the Purchasers to attend all such meetings until the later to occur of (i) such time as no Notes remain outstanding and (ii) such time as a registration statement has been declared effective with respect to all of the Registrable Securities (as defined in the Registration Rights Agreement). The Company shall have the right to exclude such representative from any portion of a meeting that deals with issues related to the Purchasers or the Holders of the Securities. The Company shall reimburse all reasonable out-of-pocket expenses of such representative in attending any such meetings. The Purchasers acknowledge and agree that certain information provided or made available to them under this Agreement may constitute material non-public information that may result in restrictions under federal securities laws on the ability of the Purchasers to sell Securities of the Company.

          Section 7.9   Public Announcement.  As soon as practicable after the
                        -------------------
First Closing, the Company shall make the public announcement of the consummation of the transactions contemplate hereby in a manner reasonably acceptable to the Purchasers.

          Section 7.10  Use of Proceeds.  The Company shall use the proceeds
                        ---------------
from the issuance of the Securities hereunder to repay approximately $1.4 million of existing Indebtedness owing by the Company to C&S Private Equity Fund, L.P. and for working capital and other general corporate purposes.

          Section 7.11  Registration Rights.  As long as any Securities are
                        -------------------
outstanding, the Company will not in the future grant any registration rights that are not subordinate to those of the Purchasers under the Registration Rights Agreement. In addition, the Company will use its best efforts to modify the provisions of existing registration rights to make them consistent.

     ARTICLE 8.  DEFAULT AND REMEDIES.
                 --------------------

          Section 8.1   Events of Default. An "Event of Default" occurs if:
                        -----------------      ----------------

          (a) the Company defaults in the payment of principal of or interest on the Notes when the same becomes due and payable and such default continues for 5 days;

          (b) the Company shall fail to observe or perform any other covenant or agreement contained in any Document and such default continues for 30 days;

          (c) any material representation or warranty made by the Company in any Document shall prove to have been false or misleading in any material respect when made and such false or misleading statement has a Material Adverse Effect;

          (d) the Company shall fail to make any payment of principal of or interest on any Indebtedness other than the Notes when due after giving effect to any applicable grace periods (whether due by acceleration or otherwise) and the aggregate amount of all such past-due Indebtedness (including Indebtedness accelerated pursuant to the terms thereof) shall be equal to or greater than $250,000;

          (e) the Company (i) shall commence a voluntary case concerning itself under any Bankruptcy Law now or hereafter in effect, or any successor thereof;
(ii) is the object of an involuntary case under any Bankruptcy Law; or (iii) commences any Distribution Event or is the object of an involuntary Distribution Event; or

          (f) James M. Blanchard ceases to spend substantially all of his business time and attention in the employment of the Company as a senior executive officer.

          Section 8.2   Remedies.
                        --------

          (a)  If an Event of Default (other than an Event of Default under
Section 8.1(e) shall occur and be continuing, the Majority Holders may declare by notice in writing given to the Company, the entire unpaid principal amount of the Notes, together with accrued but unpaid interest thereon, to be immediately due and payable, in which case the Notes shall become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

          (b) If an Event of Default under Section 8.1(e) shall occur and be continuing, the entire unpaid principal amount of the Notes, together with accrued but unpaid interest thereon, shall automatically become immediately due and payable, both as to principal and interest, without presentment, demand, default, notice of default, notice of intent to accelerate and notice of such acceleration, protest or notice of any kind, all of which are hereby expressly waived, anything herein or elsewhere to the contrary notwithstanding.

          (c) If any Event of Default shall have occurred and is continuing, the Holders may, subject to the consent of the Majority Holders, proceed to protect and enforce their rights either by suit in equity or by action at law, or both.

     ARTICLE 9.  CONVERSION.
                 ----------

          Section 9.1   Right to Convert. Any Holder of Notes may exercise the
                        ----------------
conversion rights set forth in this Section 9 (i) at any time after five days following the issuance of such Note or (ii) if the Company exercises its rights under the prepayment provisions of Section 2.2 of the Notes, within 10 Business Days of the Company's notice to the holder of the Company's election to exercise its prepayment rights. If a Holder of Notes chooses to exercise its conversion rights pursuant to the preceding sentence (unless the Note is repaid within five days after issuance), such Holder may convert all or any portion of the principal amount thereof and any interest accrued thereon into the number of shares of Common Stock, obtained by dividing the principal and accrued interest to be so converted by the Conversion Price determined from time, to time pursuant to Section 9.5.

          Section 9.2   Mechanics of Conversion.  Before, a holder of any Note
                        -----------------------
converts any of the principal amount thereof or accrued interest thereon into shares of Common Stock, such Holder shall surrender the Note, duly endorsed, at the principal office of the Company and shall give written notice to the Company at such office of its election to convert all or any portion of the principal thereof or accrued interest thereon into shares of Common Stock. The notice shall state the principal amount thereof and accrued interest thereon to be converted and the name of the Holder or the name(s) of the nominee(s) of such Holder in which any certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable but in no event later than five Business Days thereafter, issue and deliver at such office to such Holder or such nominee(s), a certificate or certificates for the number of full shares of Common Stock to which such holder or such nominee(s) is entitled. Any conversion shall be deemed to occur immediately prior to the close of business on the date of surrender of the Note, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          Section 9.3   No Fractional Shares.  No fractional shares of Common
                        --------------------
Stock or scrip shall be issued upon conversion of this Note. Instead of issuing any fractional shares of Common Stock that would otherwise be issuable upon conversion of the Note (or any portion hereof), the Company shall round down to the nearest whole number of shares of Common Stock and pay to such holder cash in an amount equal to the amount of such fractional interest, multiplied by the Conversion Price.

          Section 9.4   Reservation of Shares. The Company covenants that it
                        ---------------------
will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of any Note, the full number of shares of Common Stock deliverable upon the conversion of the Notes.

          Section 9.5   Antidilution Provisions. During the conversion period or
                        -----------------------
until fully converted, the Conversion Price and the number of shares of Common Stock issuable pursuant to this Note (the "Note Shares") shall be subject to adjustment from time to time as provided in this Section 9. In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded up or down to the nearest cent.

          a.   Adjustment of Conversion Price and Number of Shares Upon Issuance
               -----------------------------------------------------------------
of Common Stock. Except as otherwise provided in Section 9.3 and 9.4 hereof, if
---------------
and whenever after the First Closing Date, the Company issues or sells, or in accordance with Section 9.5(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price on the date of issuance (a "Dilutive Issuance"), then effective immediately upon the Dilutive Issuance, the Conversion Price will be adjusted in accordance with the following formula:

          E'       =       (E) (O + P/M) / (CSDO)

          where:

          E'       =       the adjusted Conversion Price
          E        =       the then current Conversion Price;
          M        =       the then current Market Price; provided, however,
                           that in the case of stock issued in stock for stock
                           acquisitions with unaffiliated third parties, "M"
                           will be deemed to be the lesser of (i) (a)$0.70 per
                           share in the case of issuances after the First
                           Closing and (b) $1.00 per share in the case of
                           issuances on or after the Second Closing to the
                           extent the Second Closing occurs (as such per share
                           amounts are adjusted for stock splits, stock
                           dividends and other recapitalizations after the date
                           of this Agreement); and (ii) the then current Market
                           Price
          O        =       the number of shares of Common Stock outstanding
                           immediately prior to the Dilutive Issuance;
          P        =       the aggregate consideration, calculated as set forth
                           in Section 9.5(b) hereof, received by the Company
                           upon such Dilutive Issuance; and
          CSDO     =       the total number of shares of Common Stock Deemed
                           Outstanding (as herein defined) immediately after the Dilutive Issuance.

          b.   Effect on Conversion Price of Certain Events. For purposes of
               --------------------------------------------
determining the adjusted Conversion Price under Section 9.5(a) hereof, the following will be applicable:

               1.   Issuance of Rights or Options. If the Company in any manner
                    -----------------------------
issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable, upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

               2.   Issuance of Convertible Securities.
                    ----------------------------------

          a. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 9.5(b)(2)(b) if applicable) is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

          b. If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio, then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 9.5(b)(2)(a) shall be deemed to be the lowest price per share which would be applicable assuming that all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied.

               3.   Change in Option Price or Conversion Rate. Except for the
                    -----------------------------------------
grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, if there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold,

               4.   Treatment of Expired Options and Unexercised Convertible
                    --------------------------------------------------------
Securities. If, in any case, the total number of shares of Common Stock issuable
----------
upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

               5.   Calculation of Consideration Received. If any Common Stock,
                    -------------------------------------
Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of the Notes will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or

Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

               6.   Exceptions to Adjustment of Conversion Price. No adjustment
                    --------------------------------------------
to the Conversion Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the First Closing Date in accordance with the terms of such securities as of such date; (ii) upon the issuance of the Sale Shares, the Notes or the Warrants in accordance with terms of this Agreement; or (iii) upon the exercise of the Warrants or conversion of the Notes,

          c.   Subdivision or Combination of Common Stock. If the Company, at
               ------------------------------------------
any time after the First Closing Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the First Closing Date, combines (by reverse stock split recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

          d.   Major Transactions. If after the First Closing Date the Company
               ------------------
shall consolidate or merge with any other corporation or entity (other than a merger in which the Company is the surviving or continuing entity) or there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property or any reclassification or change of the outstanding shares of Common Stock (each of the foregoing being a "Major Transaction"), then each holder of a Note may thereafter, at its option, be entitled, at its election, either to (i) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain its Note and such Note shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest as the case may be, or (ii) regardless of whether clause (i) applies, receive consideration, in exchange for such Note, equal to the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon the conversion of such Note would have been entitled upon such Major Transaction had such holder converted the Note (without regard to any limitations on conversion or elsewhere contained) on the trading date immediately preceding the consummation of such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction; and the Company shall make lawful provision for the foregoing as a part of such Major Transaction and shall cause the issuer of any security in such transaction which constitutes Registrable Securities under that the Registration Rights Agreement to assume all of the Company's obligations under the Registration Rights Agreement. No later than five Business Days prior to the consummation of the Major Transaction, but not prior to the public announcement at of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each holder of a Note of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such holder of a Note would receive under this Section.

          e.   Distribution of Assets. In case the Company shall declare or make
               ----------------------
any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time after the First Closing Date, then the Holder shall be entitled upon conversion of this Note for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

          f.   Notices of Adjust. Upon the occurrence of any event which
               -----------------
requires any adjustment of the Conversion Price, then, and in each such case, the Company shall give notice thereof to the Holder, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease in the number of Shares purchasable at such price upon conversion, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

          g.   Minimum Adjustment of Conversion Price. No adjustment of the
               --------------------------------------
Conversion Price shall be made in an amount of less than 1% of the Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Conversion Price.

          h.   No Fractional Shares. No fractional shares of Common Stock are to
               --------------------
be issued upon the conversion of a Note, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

          i.   Other Notices. In case at any time: (i) the Company shall declare
               -------------
any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock; (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights; (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity, or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in each such case, the Company shall give to the Holder (A) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice, shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses
(i), (ii), (iii) and (iv) above.

          j.   Certain Definitions.
               -------------------

               1.   "Common Stock Deemed Outstanding" means the number of shares
                     -------------------------------
of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in case of any adjustment required by
Section 9.5(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Section 9.5(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

               2.   "Market Price" means, as of any date, (i) the average of the
                     ------------
Closing Prices for the shares of Common Stock as reported to The Nasdaq National Market for the 15 trading days immediately preceding such date, or (ii) if The Nasdaq National Market is not the principal trading market for the Common Stock, the average of the last reported bid prices on the principal trading market for the Common Stock during the same period, or, if there is no bid price for such period, the last reported sales price for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Holders of a majority in interest of the

Note, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value, must be made hereunder.

     ARTICLE 10.    MISCELLANEOUS.
                    -------------

          Section 10.1  Payments. The Company agrees that, as long as the
                        --------
Purchasers shall hold the Notes, all payments to be made on or in connection with the Notes shall be made to the Purchasers at the addresses set forth in this Agreement or such other places as the Purchasers may designate in writing. All payments referred to under this Agreement and the other Documents shall be in immediately available funds in lawful money of the United States of America. The Holders agree that prior to any delivery upon the sale or other disposition of all or any part of the Notes, the Holders will promptly make or cause to be made a notation on the Notes reflecting all payments thereon.

          Section 10.2  Amendments. This Agreement and the other Documents may
                        ----------
be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof and thereof may be waived, only by a written instrument executed by the Company and the Majority Holders at such time. If any such proposed amendment, modification or other action would require the consent of holders of more than a majority in aggregate principal amount of securities then outstanding if such action were proposed with respect to securities issued pursuant to an indenture qualified under the TIA (such percentage required under the TIA for such action being referred to herein as the "Applicable Supermajority Percentage"), then such proposed amendment,
     -----------------------------------
modification or other action with respect to this Agreement and the other Documents shall require the consent of the Holders of the Applicable Supermajority Percentage of the Notes (or, if the Notes have been paid in full, the Warrants). If any such proposed amendment, modification or other action would require the consent of each affected holder if such action were proposed with respect to securities issued pursuant to an indenture qualified under the TIA, then such proposed amendment, modification or other action with respect to this Agreement and the other Documents shall require the consent of each affected Holder.

          Section 10.3  No Waiver. The failure of any party at any time or times
                        ---------
to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

          Section 10.4  Survival of Representations and Warranties. All claims
                        ------------------------------------------
and causes of action with respect to the representations, warranties, covenants, indemnities and agreements contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, the sale and purchase of the Securities and any disposition thereof.

          Section 10.5  Successors and Assigns. All covenants and agreements in
                        ----------------------
this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the Company, each Purchaser and each Holder and their respective successors and permitted assigns. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person. The Holders may not sell, assign (by operation of law or otherwise), transfer, pledge, grant a security interest in, or otherwise dispose of this Agreement or any other Document or any portion hereof or thereof or any rights or obligations hereunder or thereunder unless the Company shall have received a written opinion of counsel reasonably acceptable to the Company, addressed to the Company, to the effect that any such proposed transfer or other disposition complies with all applicable Federal and state securities laws, or other comfort reasonably acceptable to the Company to the same effect; provided, however, that any Purchaser may transfer any Securities acquired hereunder to another Purchaser or to an Affiliate controlled by any Purchaser without any such opinion or comfort.

          Section 10.6  Notices. All communications provided for hereunder and
                        -------
under the Notes shall be sent by first class mail and (i) if to a Purchaser, addressed to it at the address shown on Schedule 2.1 the signature pages hereof,
                                        -------------
or to such other address as such Purchaser may have designated to the Company in writing, (ii) if to any subsequent Holder, addressed to such Holder at the address of such Holder in the record books of the Company, and (iii) if to the Company, addressed to it at 1690 Chantilly Drive, Atlanta, Georgia 30324,
Attention: President, or to such other address as the Company may have designated in writing to the Holder.

          Section 10.7  Descriptive Headings. The descriptive headings of the
                        --------------------
articles, sections, subsections and paragraphs of the Documents are inserted for convenience only and do not constitute a part of the Documents.

          Section 10.8  Choice of Law. This Agreement and the validity and
                        -------------
enforceability hereof shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to conflict of laws rules or choice of laws rules thereof except Section 5-1401 of the New York General Obligations Law.

          Section 10.9  Pro Rata Sharing. All payments (including, but not
                        ----------------
limited to, payments by offset) made under this Agreement or the Notes shall be made to the Holders pro rata in accordance with the principal amount of Notes
                    --- ----
that such Holder owns. If any Holder shall receive any payment in violation of this Section, such Holder shall pay such excess funds over to other Holders or purchase Notes or interests therein from other Holders in order to cause such excess payment to be shared by the Holders on a pro rata basis.
                                                --- ----

          Section 10.10 Limitation on Interest. Notwithstanding any other
                        ----------------------
provision of this Agreement or any other Document, interest on the indebtedness contemplated by the Documents is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of such indebtedness or otherwise, shall the interest contracted for, charged or received by any Purchaser or any Holder exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Agreement or of any other document evidencing, securing or pertaining to the indebtedness contemplated hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances any Purchaser or any Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement or any other document evidencing, securing or pertaining to the indebtedness contemplated hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Agreement or on account of any other indebtedness of the Company to such Purchaser or such Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Notes and such other indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to such Purchaser or such Holder, under any specific contingency, exceeds the highest lawful rate, the Company and such Purchaser or such Holder shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Agreement and the other Documents.

          Section 10.11  Entire Agreement. This Agreement and the other
                         ----------------
Documents embody the entire agreement of the parties relating to the subject matter hereof and supersede all prior proposals, negotiations, agreements and understandings relating to such subject matter.

          Section 10.12  Counterparts. This Agreement may be executed in two or
                         ------------
more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

          Section 10.13  Expenses.  The Company agrees, whether or not the
                         --------
transactions contemplated hereby are consummated, to pay, and hold the Purchasers and Holders of the Securities harmless from liability for the payment of,

          (i) the reasonable fees and expenses of counsel to the Purchaser (which fees and expenses shall be reasonably documented), arising in connection with the negotiation and execution of this Agreement and the Documents and consummation of the transactions contemplated hereby (which fees and expenses shall not exceed $50,000 in the aggregate and shall be paid by wire transfer to such counsel at the Closing),

        (ii) the fees and expenses incurred in connection with any requested waiver of the right of any Holder of Securities or the consent of any Holder of Securities to contemplated acts of the Company not otherwise permissible by the terms of this Agreement or the Documents,

        (iii) stamp and other taxes, including income taxes, which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of the Securities or upon the conversion of the Securities except that the Company shall not be responsible for any such taxes incurred as a result of issuing the Securities to a Person other than the Purchasers, and

        (iv) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement and the Documents.

        Section 10.14  Specific Performance.  The Purchasers shall have the
                       --------------------
rights to specific performance with respect to the Company's obligations hereunder.


                           [Signature page follows.]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year specified at the beginning hereof.

                              GRACE DEVELOPMENT INC.


                              By: /s/ James M. Blanchard
                                  --------------------------------
                              Name: James M. Blanchard
                              Title: President


                              GREENLIGHT CAPITAL, L.P.


                                    By: Greenlight Capital, L.L.C., its
                                        general partner



                                        By: /s/ Jeffrey A. Keswin
                                           --------------------------
                                        Name: Jeffrey A. Keswin
                                        Title: Managing Member



                              GREENLIGHT CAPITAL QUALIFIED L.P.



                                    By: Greenlight Capital, L.L.C., its
                                        general partner



                                        By: /s/ Jeffrey A. Keswin
                                           ---------------------------
                                        Name:  Jeffrey A. Keswin
                                        Title: Managing Member



                              GREENLIGHT CAPITAL OFFSHORE, LTD.



                                        By: /s/ Jeffrey A. Keswin
                                           --------------------------
                                        Name:  Jeffrey A. Keswin
                                        Title: Co-President Advisor

EXHIBITS AND SCHEDULES
----------------------

Exhibit A     Form of Note

Exhibit B     Form of Warrant

Exhibit C     Form of Registration Rights Agreement

Exhibit D     Form of Guarantee Agreement

Exhibit E     Form of Legal Opinion

Exhibit F     Form of Pledge Agreement

Exhibit G     Finders Agreement


Schedules

                                 SCHEDULE 2.1
                                 ------------


                  INITIAL PURCHASERS, AMOUNTS AND SECURITIES
                  ------------------------------------------


                                                        No. of Shares of
                                                      Common Stock issued
                                                        as a Transaction    No. of Shares of Common Stock
                                                        Fee at the First    issuable upon exercise of Warrant at
                                                         Closing and at     exercise price of $1.00 per share in
                                                       $1.00 per share a    the case of the First, Second and
                                                        Second and Third    Third Closings and $1.50 per share
                                                       Closings and $1.50   in the case of the Fourth Closing
                                    Principal            per share at       (subject to adjustment as described          Total
First Closing                    Amount of Notes        Fourth Closing               in the Warrant)                 Consideration
-------------                    ----------------       --------------               ---------------                 -------------
Greenlight Capital, L.P.             $1,500,000               692,308                    1,500,000                   $1,500,000
420 Lexington Avenue
Suite 1740
New York, New York 10170

Greenlight Capital Qualified,         2,500,000             1,153,846                    2,500,000                    2,500,000
L.P.
420 Lexington Avenue
Suite 1740
New York, New York 10170

Greenlight Capital Offshore,          2,500,000             1,153,846                    2,500,000                    2,500,000
Ltd.
c/o CITCO BVI Limited
Citco Building
Wickhams Cay 1
P. O. Box 662
Road Town, Tortola
British Virgin Islands

                                     ------------             ----------                ----------                  -----------
     TOTAL                             $6,500,000              3,000,000                 6,500,000                   $6,500,000
                                                                shares                     shares

Second Closing*                        $2,925,000              1,575,000                 2,925,000                   $4,500,000
(in the aggregate)                                              shares                     shares


Third Closing*                         $2,925,000              1,575,000                 2,925,000                   $4,500,000
(in the aggregate)                                              shares                     shares



Fourth Closing*                        $2,925,000              1,050,000                 1,950,000                   $4,500,000
(in the aggregate)                                              shares                   shares

*Subject to reallocation as
described in Section 2.1.

                                 SCHEDULE 4.6
                                 ------------


                                CAPITALIZATION
                                --------------

                                      ii